UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 3, 2023

RESPIRERX PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16467	33-0303583
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S Employer Identification No.)

126 Valley Road, Suite C Glen Rock, New Jersey	07452
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 444-4947

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

License Agreement between RespireRx Pharmaceuticals Inc. and ResolutionRx Ltd

On August 3, 2023, RespireRx Pharmaceuticals Inc. (OTC Pink Market: RSPI) (“RespireRx,” the “Company” or “Licensor”) and ResolutionRx Ltd (“ResolutionRx” or “Licensee”), its wholly-owned, unlisted, public Australian subsidiary entered into a License Agreement (“License Agreement”) pursuant to which, RespireRx has licensed to ResolutionRx, the Intellectual Property (“Licensed IP” as defined in the License Agreement) which includes the Patent Rights (“Patent Rights” as defined in the License Agreement). The License (“License”) is an exclusive, worldwide and royalty-free license during the Term to use and exploit the Licensed IP in connection with ResolutionRx’s business and operations, including commercial and non-commercial purposes, with the exception that RespireRx shall have the exclusive right to use the technology described in the Licensed IP for non-cannabinoid products. ResolutionRx shall use its best efforts to commercialize the Licensed IP.

The Licensed IP is basically, the intellectual property and patent rights, identified in Schedule A of the License Agreement and associated with the new dronabinol formulation initially to be developed for the treatment of obstructive sleep apnea.

The consideration for the License and the related Sublicense (see Sublicense Agreement between RespireRx Pharmaceuticals Inc. and ResolutionRx Ltd and Share Transfer Agreement below) is the issuance of 25,000,000 Ordinary Shares of ResolutionRx to Respirerx plus the payment of US$1 to RespireRx.

Licensee shall not sublicense any of its rights and/or obligations under the License Agreement without the prior written consent of Licensor, except to contract manufacturers, distributors and other third parties engaged by Licensee pursuant to the normal course of Licensee’s business (the “Sublicensees”) on terms consistent with and not in conflict with this License Agreement, and in no event less protective of Licensor’s rights than those set forth in the License Agreement. Such agreements with Sublicensees shall terminate upon termination of this License Agreement.

The Licensor shall be responsible for patent prosecution and maintenance and Licensee shall promptly either pay directly or reimburse Licensor’s costs in each jurisdiction.

ResolutionRx as Licensee, at its option may control prosecution and maintenance of the Patent Rights.

The License Agreement also addresses how the parties are to deal with interferences, if any.

All unpublished information is to be treated confidentially.

ResolutionRx acknowledges in the License Agreement, that RespireRx is the owner of all right, title and interest in and to the Licensed IP, including all modifications, enhancements, improvements and other derivative works (“Modifications”). All Modifications are Licensed IP immediately upon their creation.

Licensee shall promptly notify Licensor of any actual or potential infringement, counterfeiting, or other unauthorized use of the Licensed IP by any other person or entity of which Licensee becomes aware. Licensor shall have the right, but not obligation, in its sole discretion, to enforce its rights in the Licensed IP, including to bring action with respect to any infringement of the Licensed IP.

With respect to the Licensed Patents, the term of the License Agreement shall commence as of the Effective Date, as defined in the License Agreement, and shall be effective until the last of the Licensed Patents, as defined in the License Agreement, expires (the “Patent Term”). With respect to the Licensed IP but excluding the Licensed Patents, the initial term of this License Agreement shall commence as of the Effective Date and shall be effective for a period of two (2) years (the “Initial Term”) and shall automatically be renewed for successive annual terms (each a “Renewal Term”) unless Licensee gives written notice to the Licensor of its intent not to renew at least sixty (60) days prior to the end of the Initial Term or then current Renewal Term, as applicable.

Licensee and Licensor have indemnified one another.

The License Agreement is governed by and construed in accordance with Delaware Law, without regard to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction).

The above is a summary of what the Company believes are key the provisions of the License Agreement. A copy of the entirety of the License Agreement, between RespireRx Pharmaceuticals Inc. and ResolutionRx Ltd dated August 3, 2023 is filed as Exhibit 10.1 to this Current Report on Form 8-K. The above summary is qualified in its entirety by the Current Report on Form 8-K including the copy of the License Agreement between RespireRx Pharmaceuticals Inc. and ResolutionRx Ltd dated August 3, 2023 filed as Exhibit 10.1 to such report.

Sublicense Agreement between RespireRx Pharmaceuticals Inc. and ResolutionRx Ltd

On August 3, 2023, RespireRx Pharmaceuticals Inc. (“RespireRx,” the “Company” or “Sublicensor”) and ResolutionRx Ltd (“ResolutionRx” or “Sublicensee”), its wholly-owned, unlisted, public Australian subsidiary entered into a Sublicense Agreement (“Sublicense Agreement”) whereby RespireRx as Sublicensor, sublicensed the rights to its Exclusive License Agreement with The Board of Trustees of the University of Illinois, a body corporate and politic of the State of Illinois (“University”), effective June 27, 2014 (the “Original License”) and amended via that certain letter amendment, effective August 2, 2017 (the “Letter Amendment”) and that certain Second Amendment to RespireRx-University of Illinois Exclusive License Agreement, effective December 15, 2022 (the “Second Amendment,” and collectively with the Original License and Letter Amendment, the “Exclusive License”), pursuant to which the University granted to RespireRx certain rights and licenses.

The Exclusive License permits Sublicensor to grant written sublicenses of its rights under the Exclusive License.

The consideration for the Sublicense and the related License (see License Agreement between RespireRx Pharmaceuticals Inc. and ResolutionRx Ltd above and Share Transfer Agreement below) is the issuance of 25,000,000 Ordinary Shares of ResolutionRx to RespireRx plus the payment of US$1 to RespireRx.

The Sublicense is essentially a direct pass-through of all of the rights and obligations associated with the Exclusive License from RespireRx as Sublicensor to ResolutionRx as Sublicensee.

The Sublicense expires upon the termination of the Exclusive License.

The above is a summary of what the Company believes are key the provisions of the Sublicense Agreement. A copy of the entirety of the Sublicense Agreement between RespireRx Pharmaceuticals Inc. and ResolutionRx Ltd dated August 3, 2023 is filed as Exhibit 10.2 to this Current Report on Form 8-K. The above summary is qualified in its entirety by the Current Report on Form 8-K including the copy of the Sublicense Agreement between RespireRx Pharmaceuticals Inc. and ResolutionRx Ltd dated August 3, 2023 filed as Exhibit 10.2 to such report.

Stock Transfer Agreement

On August 3, 2023, ResolutionRx Ltd (“ResolutionRx” or “Transferor”) and RespireRx Pharmaceuticals Inc. (“RespireRx” or “Transferee”) entered into a Stock Transfer Agreement (“Stock Transfer Agreement”) whereby the Transferor and Transferee agreed that Transferor which has the authority under its Constitution to issue the 25,000,000 Ordinary Shares that are set out in the Stock Transfer Agreement, transfers absolutely, all title over the Ordinary Shares to the Transferee in consideration of the License Agreement and the Sublicense Agreement.

The above is a summary of what the Company believes are key the provisions of the Stock Transfer Agreement. A copy of the entirety of the Stock Transfer Agreement between RespireRx Pharmaceuticals Inc. and ResolutionRx Ltd dated August 3, 2023 is filed as Exhibit 10.3 to this Current Report on Form 8-K. The above summary is qualified in its entirety by the Current Report on Form 8-K including the copy of the Stock Transfer Agreement between RespireRx Pharmaceuticals Inc. and ResolutionRx Ltd dated August 3, 2023 filed as Exhibit 10.3 to such report.

Master Intercompany Services Agreement

On August 3, 2023, RespireRx Pharmaceuticals Inc. (“RespireRx” or “Provider”) and ResolutionRx Ltd (“ResolutionRx” or “Recipient”) entered into a Master Intercompany Services Agreement (“MISA”). As of the date of the MISA, ResolutionRx Ltd was a wholly-owned Australian unlisted public subsidiary of RespireRx.

Provider performs certain support activities in the form of both general and administrative and research and development support in the execution of the business operations of Recipient.

The initial term of the MISA is from August 3, 2023 for two years. The MISA automatically renews for successive one-year periods unless Recipient gives written notice to Provider of its intent not to renew at least ninety days prior the end of the initial term or any renewal term.

Provider will provide the services as set forth on Schedule A of the MISA on an ongoing basis as well as such further services as Recipient and Provider may specifically agree upon from time to time (the “Services”). As noted on Schedule A, and for clarity, Recipient specifically agrees to remit to Provider for the Services or components (“Components”) of the Services until such time as the Components are no longer required and when such Components are provided by a party in Australia other than Provider, or such Components are no longer subcontracted for by Provider and Provider agrees to no longer provide such Components or Services.

The MISA also describes the selection of personnel and subcontracting.

Provider will invoice Recipient for the Services to be performed on a quarterly basis (based on the fiscal year of Recipient) with such invoices to be issued, in advance, for Services to be rendered in the quarter following the date of each such invoice.

Recipient will pay Provider a fee (“Fee”) as set forth on Schedule B of the MISA, which may be amended by the Parties from time to time. Only those costs and expenses wholly and exclusively or otherwise properly attributed to the provision and coordination of provision of the Services will be included in the calculation of the Fee. Fees are payable in US dollars unless otherwise agreed by the parties.

Annually, based on the fiscal year of Recipient, Provider must deliver to Recipient its budget for the costs and expenses it reasonably believes will be incurred in the provision of the Services (“Budget”) which amounts may be increased by written agreement of Recipient and Provider.

The Recipient and the Provider have each indemnified one another. The MISA also establishes confidentiality provisions.

The above is a summary of what the Company believes are key the provisions of the Master Intercompany Services Agreement. A copy of the entirety of the Master Intercompany Services Agreement between RespireRx Pharmaceuticals Inc. and ResolutionRx Ltd dated August 3, 2023 is filed as Exhibit 10.4 to this Current Report on Form 8-K. The above summary is qualified in its entirety by the Current Report on Form 8-K including the copy of the Master Intercompany Services Agreement between RespireRx Pharmaceuticals Inc. and ResolutionRx Ltd dated August 3, 2023 filed as Exhibit 10.4 to such report.

Item 7.01. Regulation FD Disclosure.

Pricing of Securities Offering of Series A Preference Shares by ResolutionRx

As previously described in several filings with the Securities and Exchange Commission, RespireRx’s wholly-owned subsidiary, ResolutionRx entered into a Letter of Intent (“Cantheon LOI”) with Cantheon Capital (“Cantheon”) on May 18, 2023 that describes an intended investment of US$3,125,000 in Series A Preference Shares (“Series A Shares”) to be issued by ResolutionRx to support up to 25% of invoices from iNGENu CRO for services with respect to ResolutionRx’s clinical trial costs. According to the Cantheon LOI, the issuance price shall be US$0.90 per Series A Share which assumes 90% of a US$25 million maximum value of the net assets provided to ResolutionRx for the purposes of pricing Series A Shares after an independent valuation analysis is completed. Such Series A Share pricing is subject to adjustment downward, but not upward, based upon the result of the independent valuation analysis. Similarly, ResolutionRx entered into a non-exclusive mandate agreement with PrimaryMarkets on May 22, 2023. PrimaryMarkets is an Australian financial advisor engaged to undertake a fund raising for ResolutionRx in Australia on substantially the same terms (except in Australian dollars) as the Cantheon LOI, with final pricing determined after receipt of an independent valuation. Effective May 22, 2023, RespireRx entered into an engagement agreement for an independent valuation. RespireRx received the independent valuation analysis on August 7, 2023 and is now able to establish the initial price for the Cantheon LOI and for the PrimaryMarkets offering and that price is now established to be a per Series A Preference Share equivalent of 90% of a US$25 million value or US$22.5 million which is the maximum price permitted pursuant to the Cantheon LOI and the PrimaryMarkets term sheet.

A press release summarizing each of the above matters in Item 1.01 and Item 7.01 of this Current Report on Form 8-K is Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

A list of exhibits that are filed or furnished as part of this report is set forth in the Exhibit Index, which follows, and is incorporated herein by reference.

EXHIBIT INDEX

Exhibit Number	Exhibit Description
10.1*	License Agreement between RespireRx Pharmaceuticals Inc. and ResolutionRx Ltd dated August 3, 2023
10.2*	Sublicense Agreement between RespireRx Pharmaceuticals Inc. and ResolutionRx Ltd dated August 3, 2023
10.3*	Stock Transfer Agreement between RespireRx Pharmaceuticals Inc. and ResolutionRx Ltd dated August 3, 2023
10.4*	Master Intercompany Services Agreement between RespireRx Pharmaceuticals Inc. and ResolutionRx Ltd dated August 3, 2023
99.1**	Press Release regarding License, Sublicense, Stock Transfer and Master Intercompany Services Agreements and establishment of price for ResolutionRx offering of Series A Preference Shares
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Filed herewith.

** Furnished herewith

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 9, 2023	RESPIRERX PHARMACEUTICALS INC.

(Registrant)

	By:	/s/ Jeff E. Margolis
Jeff E. Margolis
SVP, CFO, Secretary and Treasurer